Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 129 and Amendment
No. 133 to the Registration Statement on Form N-1A of the Spinnaker ETF Series and to the use of our report dated May 22, 2025 on the financial statements and financial highlights of the North Shore Equity Rotation ETF appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 29, 2025